UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 22, 1997



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events


On April 22, 1997, Farm Family Holdings, Inc. issued a press release announcing the company's operating results for the quarter ended March 31, 1997.


Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             FARM FAMILY HOLDINGS, INC.
                                                    (Registrant)




     April 22, 1997                     /s/ Philip P. Weber
-----------------------             -------------------------------------------
         (Date)                                 Philip P. Weber
                                               President and CEO

EXHIBIT 99

For Release:      Immediate
Contact:          Timothy A. Walsh
                  Executive Vice President - Finance & Treasurer
                  (518) 431 - 5410

Farm Family Holdings Reports Continued Premium Growth and Increase in Operating Earnings for the First Quarter Ended March 31, 1997

Glenmont, New York - April 22, 1997 - - Farm Family Holdings, Inc. (NYSE: FFH) today announced that operating earnings for the first quarter ended March 31, 1997 increased to $3,115,000 from $781,000 for the same period in 1996. On a per share basis, operating earnings for the first quarter of 1997 were $0.59 compared to $0.26 for the same period in 1996. Operating earnings exclude the impact of realized investment gains (losses), extraordinary items, and the related taxes thereon.

The increase in operating earnings is primarily attributable to increased premium revenue, and reductions in the loss and loss adjustment expense ratio, as well as the results of the Company's expense management program. In addition, operating earnings for the first quarter of 1996 were adversely impacted by abnormally high weather-related losses.

Philip P. Weber, President & CEO of Farm Family Holdings, Inc. said, "The Company continues to enhance its penetration in the northeastern agribusiness community and rural and suburban markets. The increase in operating earnings reflects the continued execution of our strategy to grow profitably. We are focused on providing outstanding service to our customers and creating value for our shareholders."

Premiums

Premium revenue increased 10.4% to $34,973,000 for the first quarter of 1997 compared to $31,676,000 for the same period in 1996. Net written premiums increased 12.1% to $36,728,000 for the first quarter of 1997 compared to $32,752,000 for the same period in 1996. The increase in net written premiums is primarily attributable to the growth in direct writings to the customers we serve and to a lesser extent, an increase in the Company's voluntary assumed reinsurance business.

Mr. Weber said, "We have continued to increase writings of all of our primary products: personal and commercial automobile, the Special Farm Package, businessowners, and homeowners products. The increase in our direct writings during the first quarter of 1997 came from New Jersey, New York, Massachusetts, Connecticut, Delaware, West Virginia, and Rhode Island."

Combined Ratio

Farm Family Casualty Insurance Company's statutory combined ratio was 98.4% for the first quarter of 1997 compared to 107.2% for the same period in 1996. Loss and loss adjustment

                                   ***More***
expenses were 70.6% of premium revenue for the first quarter of 1997 compared to 81.2% for the same period in 1996. The reduction in the loss and loss adjustment expense ratio was primarily attributable to fewer weather-related losses incurred during the first quarter of 1997 as compared to the same period in 1996.

Investment Income

Net investment income for the first quarter of 1997 was $4,416,000 compared to $3,858,000 for the same period in 1996.

Net Income

Net income for the first quarter of 1997 increased to $3,056,000 compared to $302,000 for the same period in 1996. On a per share basis, net income for the first quarter of 1997 was $0.58 compared to $0.10 for the same period in 1996. Net income for the first quarter of 1996 included the impact of abnormally high weather-related losses and a nonrecurring charge of $521,000 related to the conversion of Farm Family Casualty from a mutual company to a stockholder owned company.

Mr. Weber said, "This represents the Company's third consecutive quarter of profitable underwriting results. The favorable operating results reflect our knowledge of the market we serve and our focus on profitable growth."

At the annual meeting of shareholders held today, the nominees for directors were elected, the appointment of Coopers & Lybrand as the Company's auditors for 1997 was ratified and the Company's Omnibus Securities Plan was approved.

Farm Family Casualty Insurance Company is a specialized, regional property and casualty insurer of farms, agricultural related businesses, and residents and businesses of rural and suburban communities.


Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: All forward looking information or statements contained in this press release are based on management's current knowledge of factors, and are subject to a number of important risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the risk factors outlined in the Company's SEC filings, including the 1996 Form 10-K and the Prospectus dated July 22, 1996.



                                   ***More***



                             FARM FAMILY HOLDINGS, INC.
                     Condensed Consolidated Statements of Income
                        ($ in thousands except per share data)

                                                                                            (Unaudited)
                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                          1997         1996
Revenues:
   Premiums                                                                                $34,973      $31,676
   Net investment income                                                                     4,416        3,858
   Realized investment gains (losses), net                                                    (90)           63
   Other income                                                                                220          213
                                                                                      --------------------------
         Total Revenues                                                                     39,519       35,810
                                                                                      --------------------------

Losses and Expenses:
   Losses and loss adjustment expenses                                                      24,697       25,722
   Underwriting expenses                                                                    10,090        8,787
   Interest expense                                                                             26           54
   Dividends to policyholders                                                                   38           27
                                                                                      --------------------------
         Total Losses and Expenses                                                          34,851       34,590
                                                                                      --------------------------

Income before federal income tax expense and extraordinary item                              4,668        1,220
                                                                                      --------------------------

Federal income tax expense                                                                   1,612          397

                                                                                      --------------------------
Income before extraordinary item                                                             3,056          823
                                                                                      --------------------------

Extraordinary item - demutualization expenses                                                    -          521

                                                                                      --------------------------
Net Income                                                                                  $3,056         $302
                                                                                      --------------------------



Net operating income per share (1)                                                           $0.59        $0.26
                                                                                      --------------------------

Income before extraordinary item per share                                                   $0.58        $0.27
                                                                                      --------------------------

Net income per share                                                                         $0.58        $0.10
                                                                                      --------------------------

Weighted average shares outstanding (2)                                                  5,253,813    3,000,000
                                                                                      --------------------------


(1) Operating income excludes the impact of realized investment gains (losses), extraordinary items, and the related taxes thereon.

(2) Gives effect to the allocation of 3,000,000 shares to eligible policyholders on July 26, 1996 pursuant to Farm Family Casualty Insurance Company's conversion from a mutual company to a stockholder owned company.



                                   ***More***


                          FARM FAMILY HOLDINGS, INC.
                     Condensed Consolidated Balance Sheets
                     ($ in thousands except per share data)

                                                                                   (Unaudited)
                                                                                       3/31/97         12/31/96
                                                                                       -------         --------
Assets:
    Investments                                                                       $247,969         $244,704
    Cash                                                                                 3,886            4,110
    Insurance receivables                                                               35,955           33,406
    Deferred acquisition costs                                                          10,721           10,682
    Accrued investment income                                                            4,473            4,861
    Other assets                                                                        23,759           21,649
                                                                                --------------------------------
         Total Assets                                                                 $326,763         $319,412
                                                                                --------------------------------


Liabilities:
    Reserves for losses and loss adjustment expenses                                   143,205          141,220
    Unearned premium reserve                                                            58,143           55,945
    Debt                                                                                 1,293            1,304
    Other liabilities                                                                   13,320           10,202
                                                                                --------------------------------
         Total Liabilities                                                             215,961          208,671
                                                                                --------------------------------


Stockholders' equity                                                                   110,802          110,741
                                                                                --------------------------------
         Total Liabilities and Stockholders' Equity                                   $326,763         $319,412
                                                                                --------------------------------

Book Value Per Share                                                                    $21.09           $21.08
                                                                                --------------------------------

Book Value Per Share  (excluding SFAS 115 adjustment)                                   $20.38           $19.80
                                                                                --------------------------------

Shares Outstanding                                                                   5,253,813        5,253,813
                                                                                --------------------------------




                                                        ***More***


            -------------------------------------------------------------------------------------------
                                     Farm Family Casualty Insurance Company
                                     Quarterly Statutory Combined Ratio (1)
            -------------------------------------------------------------------------------------------
                                            Q1                Q2                 Q3                 Q4
                                            --                --                 --                 --
                       1995              100.3             102.4              100.5              100.0
                       1996              107.2             100.5               96.9               98.7
                       1997               98.4               N/A                N/A                N/A
            -------------------------------------------------------------------------------------------

            (1) Excludes the expenses related to the Company's conversion from a mutual company to a stockholder owned company.





                                    ***End***